Exhibit 99.1

FLOW INTERNATIONAL ANNOUNCES FINAL

THIRD FISCAL QUARTER 2003 RESULTS,

RESTATEMENT OF SECOND FISCAL QUARTER 2003

KENT, Wash., March 24, 2003 — Flow International Corporation (Nasdaq: FLOW), the world’s leading developer and manufacturer of ultrahigh-pressure waterjet technology equipment used for cutting, cleaning (surface preparation) and food safety applications, today reported final results for its third fiscal quarter ended January 31, 2003 (see attached financial tables). The company intends to file its Form 10-Q the week of March 31, 2003. In addition, the company will be re-stating its second quarter fiscal 2003 results. The company intends to file an amended Form 10-Q for the quarter ended October 31, 2002, prior to its filing of its third quarter Form 10-Q.

FLOW had previously announced preliminary third quarter financial results on March 17, 2003. As compared to the previously announced results, the company has adjusted revenues, cost of goods sold and operating expenses. The effect of these adjustments as compared to the previously announced results are noted below:

•	FLOW reports consolidated fiscal third quarter revenues of $30.9 million, which is $2.0 million higher than preliminary revenues of $28.9 million that the company had previously reported. The previously reported third quarter revenue of $28.9 million includes $2.0 million in revenue reversals which have been re-stated as a reversal in the second quarter of fiscal 2003. There was no impact on revenues for the nine months ended January 31, 2003.

•	FLOW reports a consolidated net loss of $41.6 million, which represents a reduction in loss of $706,000 compared to the preliminary net loss of $42.3 that the company had previously reported. The consolidated net loss includes $32.8 million in previously announced charges related to accounts receivable and inventory reserves, goodwill impairment, allowances for deferred tax assets and other adjustments. On a per-share basis, FLOW reports a net loss of $2.71 per diluted share, compared to the previously reported preliminary net loss of $2.61 per diluted share. This change includes a $.04 improvement associated with the net loss reduction of $706,000 above, offset by a reduction in the weighted average shares outstanding which, for the third fiscal quarter only, had included 860,000 warrants. This reduction increased the loss per share by $.14.

The company announced that it will restate its second quarter fiscal 2003 results. No re-statement of a prior year period is required. The restated amounts for the three months ended October 31, 2002 are as follows:

•	Consolidated restated revenues are $42.2 million for the three months ended October 31, 2002, a decrease in revenues of $2.0 million from the previously reported revenues of $44.2 million. The restatement results from the reversal of percentage of completion revenue previously recognized on food systems.

•	Consolidated restated cost of goods sold are $27.4 million, a decline of $1.2 million from the previously reported total of $28.6 million. The cost of sales is impacted by the reversal of related revenues.

•	Consolidated total operating expenses are $15.9 million, an increase of $196,000 from the previously reported total operating expenses of $15.7 million.

•	Consolidated net loss is $8.9 million and $.58 per diluted share as compared to the previously reported net loss of $7.9 million and $.51 per diluted share.

Over the next few quarters, certain food system revenue will be recognized upon installation and acceptance, as several completed food systems are currently in inventory and will not qualify for percentage of completion accounting when customers commit to purchase these units. Percentage of completion accounting treatment will continue to be applied to the sale of new food systems when construction commences upon receipt of executable customer orders.

Final results for the third fiscal quarter ended January 31, 2003 are reported in the financial tables that follow.

About Flow International

Flow International Corporation is the world’s leading developer and manufacturer of ultrahigh-pressure (UHP) waterjet technology for cutting, cleaning, and food-safety applications, as well as isostatic and flexform presses. FLOW provides total system solutions for various industries, including automotive, aerospace, paper, job shop, surface preparation, and food production. For more information, visit www.flowcorp.com.

About Avure Technologies Incorporated

Avure Technologies is a wholly owned subsidiary of Flow International Corporation. Avure’s Fresher Under Pressure HPP technology destroys food-borne pathogens, including Salmonella, E. coli and Listeria. HPP also destroys other organisms that can cause health hazards and spoilage in fresh foods, without compromising taste, color, texture, or nutritional value.

For more information, visit www.avure.com.

This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of risk factors, including those set forth in the April 30, 2002, Flow International Corporation Form 10-K Report filed with the Securities and Exchange Commission. Forward-looking statements in this press release include, without limitation, statements regarding the expecting timing of the filing of the third quarter Form 10-Q and the statement that certain food revenue will be recognized upon acceptance as compared to the percentage of completion method. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement.

Flow International Corporation

Statement of Operations

Divisional Breakdown

(Unaudited)

Dollars in thousands, except per share data

	Three months ended January 31, 2003					Three months ended January 31, 2002
	Flow Waterjet Systems		Avure Technologies	Consolidated		Flow Waterjet Systems	Avure Technologies	Consolidated
Revenues	$30,532		$333	$30,865		$30,101	$11,382	$41,483
Cost of goods sold	27,001		4,634	31,635		18,182	6,077	24,259

Gross margin	3,531		(4,301)	(770)		11,919	5,305	17,224
Operating expenses	24,511	a)	4,594	29,105	a)	10,969	4,677	15,646

Operating (loss) income	(20,980)		(8,895)	(29,875)		950	628	1,578
Interest expense, net	(1,209)		(1,989)	(3,198)		(1,290)	(913)	(2,203)
Other expense, net	(945)		(2,289)	(3,234)		(119)	(9)	(128)

Loss before taxes	(23,134)		(13,173)	(36,307)		(459)	(294)	(753)
Income tax expense (benefit)	3,485		1,827	5,312		(151)	(97)	(248)

Net loss	$(26,619)		$(15,000)	$(41,619)		$(308)	$(197)	$(505)

Diluted loss per share	$(1.73)		$(0.98)	$(2.71)		$(0.02)	$(0.01)	$(0.03)

a)	includes $7.1 million of goodwill impairment

Flow International Corporation

Statement of Operations

Divisional Breakdown

(Unaudited)

Dollars in thousands, except per share data

	Nine months ended January 31, 2003					Nine months ended January 31, 2002
	Flow Waterjet Systems		Avure Technologies	Consolidated		Flow Waterjet Systems	Avure Technologies	Consolidated
Revenues	$96,545		$17,008	$113,553		$96,817	$35,506	$132,323
Cost of goods sold	70,883		15,669	86,552		58,468	19,588	78,056

Gross margin	25,662		1,339	27,001		38,349	15,918	54,267
Operating expenses	47,616	a)	13,757	61,373	a)	33,692	12,949	46,641

Operating (loss) income	(21,954)		(12,418)	(34,372)		4,657	2,969	7,626
Interest expense, net	(3,873)		(4,328)	(8,201)		(4,126)	(2,635)	(6,761)
Other expense, net	(1,312)		(2,741)	(4,053)		(197)	(233)	(430)

(Loss) income before taxes	(27,139)		(19,487)	(46,626)		334	101	435
Income tax expense	7,831		—	7,831		110	34	144

Net (loss) income	$(34,970)		$(19,487)	$(54,457)		$224	$67	$291

Diluted (loss) earnings per share	$(2.28)		$(1.27)	$(3.55)		$0.02	$0.00	$0.02

a)	includes $7.1 million of goodwill impairment

Flow International Corporation

Consolidated Statement of Operations

(Unaudited)

Dollars in thousands, except per share data

	Three months ended January 31,			Nine months ended January 31,
	2003	2002	% Change	2003	2002	% Change
Revenues	$30,865	$41,483	-26%	$113,553	$132,323	-14%
Cost of goods sold	31,635	24,259	30%	86,552	78,056	11%

Gross margin	(770)	17,224	-104%	27,001	54,267	-50%

Operating expenses:
Marketing	10,853	8,036	35%	27,132	23,280	17%
Research and engineering	3,696	3,538	4%	10,324	10,825	-5%
General and administrative	7,411	4,072	82%	16,772	12,536	34%
Impairment of goodwill	7,145	—	NM	7,145	—	NM

Operating expenses	29,105	15,646	86%	61,373	46,641	32%

Operating (loss) income	(29,875)	1,578	NM	(34,372)	7,626	NM

Interest expense, net	(3,198)	(2,203)	45%	(8,201)	(6,761)	21%
Other expense, net	(3,234)	(128)	NM	(4,053)	(430)	NM

(Loss) income before taxes	(36,307)	(753)	NM	(46,626)	435	NM
Income tax expense (benefit)	5,312	(248)	NM	7,831	144	NM

Net (loss) income	$(41,619)	$(505)	NM	$(54,457)	$291	NM

(Loss) earnings per share:
Basic	$(2.71)	$(0.03)	NM	$(3.55)	$0.02	NM
Diluted	(2.71)	(0.03)	NM	(3.55)	0.02	NM

Weighted average shares outstanding (000):
Basic	15,359	15,354		15,345	15,221
Diluted	15,359	15,354		15,345	16,284

NM = not meaningful

Flow International Corporation

Supplemental Data

(Unaudited)

Dollars in thousands

	Three months ended January 31,			Nine months ended January 31,
	2003	2002	% Change	2003	2002	% Change
Divisional revenue breakdown:
Flow Waterjet Systems:
Systems	$19,571	$20,515	-5%	$60,443	$64,813	-7%
Consumable parts and services	10,961	9,586	14%	36,102	32,004	13%

Total	30,532	30,101	1%	96,545	96,817	0%
Avure Technologies
Fresher Under Pressure	(3,780)	2,815	-234%	2,817	6,790	-59%
General Press	4,113	8,567	-52%	14,191	28,716	-51%

Total	333	11,382	-97%	17,008	35,506	-52%

	$30,865	$41,483	-26%	$113,553	$132,323	-14%

Geographic revenue breakdown:
United States	$15,960	$21,056	-24%	$62,130	$71,779	-13%
Rest of Americas	4,225	3,205	32%	12,664	9,588	32%
Europe	6,340	13,533	-53%	25,120	39,206	-36%
Asia	4,340	3,689	18%	13,639	11,750	16%

	$30,865	$41,483	-26%	$113,553	$132,323	-14%

Depreciation and amortization expense	$3,032	$1,810	68%	$7,638	$4,968	54%

Capital spending	$1,406	$2,798	-50%	$3,635	$6,812	-47%

Flow International Corporation

Condensed Balance Sheet Data

Dollars in thousands

	January 31, 2003	April 30, 2002	% Change
	(Unaudited)
Cash	$6,599	$7,120	-7%
Receivables, net	44,092	62,774	-30%
Inventories	45,096	48,164	-6%
Total current assets	111,022	131,646	-16%
Total assets	161,804	206,476	-22%

Total debt	$95,529	$88,113	8%
Total liabilities	136,880	133,546	2%
Total shareholders’ equity	22,587	70,684	-68%